EXHIBIT 13(a)

           Opinion and Consent of Coopers & Lybrand LLP





                       CONSENT OF INDEPENDENT ACCOUNTANTS




         We consent to the inclusion in this registration statement on Form N-3 (File No. 333-03093), of our report dated March 20, 1996 on our audit of the financial statements of Great American Reserve Insurance Company and our report dated September 25, 1996 on our audit of the financial statements of Rydex Advisor Variable Annuity Account. We also consent to the reference to our firm under the caption Independent Accountants.





                                             /S/ COOPERS & LYBRAND L.L.P.
                                             Coopers & Lybrand L.L.P.
   Indianapolis, Indiana
   October 25, 1996

































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